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                                                                    EXHIBIT 23.3


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-3) and related Prospectus of FedEx Corporation for up to $1,000,000,000 of unsecured debt securities and common stock of our report dated January 19, 2001 (except Note 7, as to which the date is February 9,
2001), with respect to the financial statements of American Freightways Corporation included in the Registration Statement (Form S-4 No. 333-59834) and related Prospectus of FedEx Corporation filed with the Securities and Exchange Commission on April 30, 2001.

/s/ Ernst & Young LLP
Memphis, Tennessee
May 1, 2002